Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-189877) pertaining to the Noodles & Company Employee Stock Purchase Plan, and

(2)	Registration Statement (Form S-8 No. 333-189878) pertaining to the Noodles & Company Amended and Restated 2010 Stock Incentive Plan,

of our report dated March 2, 2017, with respect to the consolidated financial statements of Noodles & Company included in this Annual Report (Form 10-K) of Noodles & Company for the year ended January 3, 2017.

/s/ Ernst & Young LLP

Denver, Colorado
March 2, 2017